UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported)   April 27, 2005
                                                     --------------------

                              TRUST LICENSING, INC
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        000-18689                                     06-1238435
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 (Commission File Number)                  (IRS Employer Identification No.)

 950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324
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       (Address of Principal Executive Offices)                (Zip Code)

                                 (954) 727-8218

              (Registrant's Telephone Number, Including Area Code)

                           NEW MOUNTAINTOP CORPORATION
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          (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 x    Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 28, 2005 Mr. Leigh M. Rothschild, as the sole director of the Company, appointed Jeffrey W. Sass, Michael R. Moore and Adam Bauman as directors of the Company to fill vacancies on the Board. An Information Statement is being delivered on or about May 13, 2005 to the holders of shares of common stock, par value $0.0001, of the Company as of May 11, 2005, the Record Date, in connection with the recent appointment of new members of the Company's board of directors, and the amendment of our Certificate of Incorporation to effect an increase in the authorized shares of Common Stock from 500,000,000 to 750,000,000 shares.

Jeffrey W. Sass (Age 46), President, Chief Executive Officer and Director: A veteran of the entertainment, licensing, and computer industries, Jeffrey Sass is currently President and CEO and a co-founder of Trust. From October 1998 through December 2001, Mr. Sass was co- founder and Chief Operating Officer of BarPoint.com, a wireless information company. Mr. Sass became BarPoint's President and Chief Executive Officer in January 2002 and served in that capacity through February 2004 when BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously Mr. Sass has held management, production, and marketing positions at companies including Gametek, Inc., (1994-1995), Intracorp Entertainment (1995-1997), and Troma Entertainment (1987-1994). At Troma, he started and ran the independent movie studio's licensing and merchandising division, working closely with more than 70 manufacturers worldwide including Marvel Comics, Playmates Toys, Golden Books Publishing, Sega, Bandai and more. After Intracorp, in July 1997, Jeff formed the Marketing Machine, a full-service marketing agency and consultant firm, servicing clients in computer hardware, software and other industries. Mr. Sass is a graduate of Cornell University.

Michael R. Moore (Age 37), Executive Vice President, Business & Legal Affairs and Director: Michael is a corporate transactional attorney, with over thirteen years of experience in business development and venture capital, focusing primarily in the Internet and technology industry. Prior to joining Trust, from July 2000 through February 2004 Mr. Moore was Vice President of Business & Legal Affairs of BarPoint.com (OTC BB: BPNT), a wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB:
LYLP). Previously, from the fall of 1994 through early 1997 Mr. Moore worked as a senior associate in the corporate transactions and commercial litigation department at a large law firm where he co-founded the firm's technology committee and thereafter, from early 1997 through July 2000 held a senior management position at HotOffice Technologies, Inc., the developer of an award-winning Intranet service. Mr. Moore simultaneously received his Juris Doctor, cum laude, and his Master of Business Administration, with highest distinction, from the State University of New York at Buffalo in 1993.

Adam Bauman (Age 47), Director: For more than five years Adam has been the CEO and President of STI, an executive talent management firm which advises senior management in the entertainment, publishing, technology, fashion and retail industries. Since its founding in 1996, executives have retained STI to strategically advise them on e-commerce, emerging technologies, investments, media exposure, eminence, strategic alliances, board seats, career opportunities and advancement, and other arenas in which they may be personally interested. Adam holds both MFA in Motion Picture Production Management and MBA in Executive Management degrees from the University of Southern California, and a BA in Radio and Television degree from California State University at Long Beach.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR.

On April 28, 2005, Mr. Leigh M. Rothschild, as the sole Director of the Company, approved the Amendment to the Certificate of Incorporation increasing the authorized Common Stock from 500,000,000 to 750,000,000. Thereafter, Irrevocable Trust Agreement Number III, Jay Howard Linn, Trustee, owning approximately 42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the Company, as of the Record Date, each signed the written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law. The Amendment became effective on April 28, 2005.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         3(d) Amendment to Certificate of Incorporation.




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                                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRUST LICENSING, INC.
                            (Registrant)

                    By: Jeffrey W. Sass, Chief Executive Officer






DATED: April 29, 2005